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SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
SHONEY'S, INC. AND SUBSIDIARIES

       Col. A                Col. B                 Col. C                  Col. D        Col. E
----------------------     ----------    ----------------------------    ------------    ----------
                                                  Additions
                                         ----------------------------
                                          Charged          Charged
                           Balance at     to Costs         to Other                      Balance at
                           Beginning        and            Acounts -     Deductions -     End of
                           of Period      Expenses         Describe       Describe        Period
----------------------     ----------    ----------      ------------    ------------   ----------
Fiscal year ended
 October 29, 1995:
  Reserves and
   allowances deducted
   from asset accounts:
    Allowance for
     doubtful accounts     $1,193,000     $1,045,000     $274,000(B)    $  867,000(A)  $1,645,000
                            =========      =========      =======        =========      =========

Fiscal year ended
 October 30, 1994:
  Reserves and
   allowances deducted
   from asset accounts:
    Allowance for
     doubtful accounts     $1,846,000     $1,349,000     $ 59,000(B)    $2,061,000(A)  $1,193,000
                            =========      =========      =======        =========      =========

Fiscal year ended
 October 31, 1993:
  Reserves and
   allowances deducted
   from asset accounts:
    Allowance for
     doubtful accounts     $1,377,000     $  564,000     $ 14,000(B)    $  109,000(A)  $1,846,000
                            =========      =========      =======        =========      =========



(A)     Accounts written off.

(B)     Recoveries from accounts written off in prior year.

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